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                                                                     EXHIBIT 5.2



9 April 2002



To:  Amvescap PLC
     11 Devonshire Square
     London
     EC2M 4YR



Dear Sirs

AMVESCAP PLC

Offer to Exchange $300,000,000 of its 5.90% Notes Due 2007 Registered under the Securities Act (the "Exchange Notes") for $300,000,000 of its Outstanding Unregistered 5.90% Notes Due 2007 (the "Exchange Offer")

1.   Background

     We have acted as English legal advisers to AMVESCAP PLC (the "Company"), a public limited company incorporated under the laws of England, in relation to the offering (the "Offering") of the Exchange Notes by the Company. We understand the Company is filing a Registration Statement on Form F-4 and dated 4 April 2002 with the Securities and Exchange Commission (the "Registration Statement") in connection with the Offering, and this letter is being provided to the Company in connection therewith.

2.   Defined Terms

     Terms defined in the Registration Statement have the same meanings when used in this opinion, unless otherwise defined in this opinion.

3.   Documents Examined and Searches

3.1 For the purposes of this opinion, we have examined copies of the following documents:

     (a) copy of the Registration Statement;

     (b) executed copy of the indenture (the "Indenture") dated 17 December 2001 between the Company, the Guarantors named therein and Sun Trust Bank as Trustee (the "Trustee") which contains the terms of the Exchange Notes with the Guarantees endorsed thereon;

         (together referred to in this opinion as the "Documents");



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     (c) certified copy of the resolutions of the board of directors of the
         Company dated 16 November 2001 and 5 April 2002 relating (inter alia) to the Documents and of the pricing committee dated 7 December 2001 and 12 December 2001; and

     (d) a certified copy of the Memorandum and Articles of Association of the Company.

3.2 On 8 April 2002 we carried out a company search of the fiche available at the London branch of the Companies Registration office for England and Wales, in respect of the Company which did not reveal the existence of any order or resolution to wind up the Company or the appointment of any receiver or administrator, but we have not conducted any further search since such date.

3.3 Except as stated above, we have not examined any agreements, deeds, instruments or other documents entered into by or affecting the Company or any corporate records of the Company and we have not made (a) any search at the High Court, Strand, London or any other court in the United Kingdom in respect of winding-up or similar petitions or (b) any other enquiries concerning the Company. We have not investigated whether the Company is or will be by reason of the transactions and matters contemplated by the Documents in breach of any of its obligations under any agreement, document, deed or instrument.

4.   Opinion limited to English Law

     We have not investigated the laws of any country other than England and we assume that no foreign law affects any of the conclusions stated below. This opinion is given only with respect to English law and is itself governed by English law.

5.   Assumptions

     In giving this opinion, we have assumed:

     (a) the accuracy of all certificates and documents delivered to us pursuant to the Indenture and the genuineness of all signatures;

     (b) the authenticity and completeness of all documents examined by us as originals;

     (c) the conformity to original documents of all documents examined by us as copies and the authenticity and completeness of all such documents;

     (d) that each of the Documents (i) is within the capacity and powers of, and has been validly authorised, executed and delivered by, all parties thereto (other than the Company, to the extent English Law governs the same) and (ii) is legally valid and binding and enforceable against all parties thereto, including the Company, under New York law (the governing law of the Indenture);

     (e) that the certificates and other documents dated the date hereof or dated earlier than the date hereof and on which we have expressed reliance remain accurate and have not been amended and that there are no additional matters would have been disclosed by company searches at the Companies Registration office referred to above since the carrying out of the searches referred to above and that the particulars disclosed by our company searches are true, complete and up-to-date;


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     (f) that the Company has not passed a voluntary winding-up resolution and that no petition has been presented to or order made by a court for the winding-up or dissolution of the Company or the appointment of an administrator of the Company and that no receiver or administrator has been appointed in respect of the Company or any of its assets which in any such case has not been revealed by the company searches referred to above;

     (g) that there have been no amendments to the Memorandum or Articles of Association of the Company as compared to the form certified as being in force as at 5 April 2002 and provided to us in connection with the giving of this opinion;

     (h) that the resolutions of the board of directors of the Company or, as the case may be, a committee of directors of the Company, certified as being true and accurate and provided to us in connection with the giving of this opinion were duly passed at a properly convened meeting of duly appointed directors of the Company and that a duly qualified quorum of such directors was present throughout the meeting and voted in favour of approving the resolutions, that any provisions contained in the Companies Act 1985 or the Articles of Association of the Company relating to the declaration of directors' interests or the power of interested directors to vote were duly observed and that such resolutions have not been amended or rescinded and are in full force and effect;

     (i) the accuracy of all representations as to factual matters made in the Documents by the Company;

     (j) that none of the proposed transactions (including, without limitation, the provision of the guarantees contained in the Indenture) constitutes financial assistance for the purposes of section 151 of the Companies Act 1985; and

     (k) that each of the Documents has the same meaning and effect as it would do if it were governed by English law.

6.   Opinion

     Based upon the foregoing and subject to any matters not disclosed to us, and subject to the qualifications set out below, we are of the opinion that at the date hereof:

     (a) The Company is duly incorporated and is validly existing as a public limited company under the laws of England.

     (b) The entry into of the Indenture has been duly authorised by the Company and, in so far as English law governs the execution and delivery thereof, has been duly executed and delivered by the Company.

7.   Qualifications

     This opinion is subject to the following qualifications:

     (a) An English Court may refuse to give effect to any provision in any Document for the payment of, or indemnifying against, expenses in respect of the costs of enforcement

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         (actual or attempted) or of unsuccessful litigation brought before an
         English Court or where the Court has itself made an order for costs.

     (b) The effectiveness of terms exculpating a party from a liability or duty otherwise owed (including liability arising out of the non-payment of stamp duty) is limited by law and indemnities given by the Company in respect of stamp duties payable in the United Kingdom may be void under section 117 of the Stamp Act 1891.

     (c) We have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement or that no material facts have been omitted from the Registration Statement.

     (d) We express no opinion as to the sufficiency or effectiveness of the Documents to achieve the purposes contemplated by the parties thereto.

     (e) No opinion is given by us (nor has the same been requested) as to matters of fact upon which the opinions in this letter are based.

8.  Benefit

     This opinion is given for the sole benefit of the person(s) to whom it is addressed and may only be relied upon by them in connection with the Exchange Offer and is not to be relied upon by or communicated to any other person or for any other purpose, nor is it to be quoted or made public in any way without our prior written consent except that the Company may file a copy of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement. You may, however, provide a copy to Alston & Bird LLP solely for the purpose of their giving their opinion and subject to the same restrictions.

     We consent to the use of our name under the headings "Enforcement of Civil Liabilities" and "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under
     Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Yours faithfully

/s/ Ashursts Morris Crisp

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